The Board of Directors
Simpson Industries, Inc.:

     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.


KPMG PEAT MARWICK LLP

/s/ KPMG PEAT MARWICK LLP



Detroit, Michigan
May 8, 1998